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                                                                    Exhibit a(7)
                    DEUTSCHE ASSET MANAGEMENT VIT FUNDS TRUST

           CERTIFICATE OF AMENDMENT TO THE DECLARATION OF TRUST FOR
              ESTABLISHMENT AND DESIGNATION OF ADDITIONAL SERIES

         The undersigned, being all the Trustees of Deutsche Asset Management VIT Funds Trust (the "Trust"), hereby certify that pursuant to Article V,
Section 5.11 of the Trust's Declaration of Trust (the "Declaration of Trust") dated January 19, 1996, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on February 6, 2001:

     RESOLVED:     That the Declaration of Trust, as amended to date, is hereby
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                   further amended so as to establish and designate five new
                   series of the Trust, such series to be known as "Global
                   Financial Services Fund," "Global Technology Fund," "Global
                   Biotechnology Fund," "International Select Equity Fund," and
                   "NASDAQ 100 Index Fund;" and that the number of shares of each such series which the Trust is authorized to issue is an unlimited number of shares of beneficial interest, par value
                   $.001 per share, with the shares of each such series having such relative rights and preferences as are set forth in the Declaration of Trust; and further

     RESOLVED:     That the appropriate officers of the Trust be, and each
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                   hereby is, authorized and empowered to execute all
                   instruments and documents and to take all actions, including the filing of an Amendment to the Trust's
                   Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing resolution; and further

     RESOLVED:     That the Board hereby authorizes the filing with the
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                   Securities and Exchange Commission of a Post-Effective
                   Amendment or Amendments to the Trust's Registration Statement on Form N-1A, representing the addition of the Global
                   Financial Services Fund, Global Technology Fund, Global
                   Biotechnology Fund, International Select Equity Fund, and the
                   NASDAQ 100 Index Fund to the Trust.

     IN WITNESS WHEREOF, the undersigned has executed this amendment as of this 25th day of April, 2001.

/s/ William E. Small                        /s/ Desmond G. Fitzgerald
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William E. Small                            Desmond G. Fitzgerald

/s/ Robert R. Coby                          /s/ James S. Pasman, Jr.
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Robert R. Coby                              James S. Pasman, Jr.

/s/ Edward C. Schmults                      /s/ Werner Walbrol
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Edward C. Schmults                          Werner Walbrol